QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

[HEIN & ASSOCIATES LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of ACT Teleconferencing, Inc. on Form S-3 of our report dated April 14, 2004, appearing in the Annual Report on Form 10-K of ACT Teleconferencing, Inc. for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
September 28, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM